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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 30, 1998


                            ABLE TELCOM HOLDING CORP.
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             (Exact name of registrant as specified in its charter)

         FLORIDA                         0-21986                           65-0013218
------------------------         ------------------------      ---------------------------------
(State of Incorporation)         (Commission File Number)      (IRS Employer Identification No.)


  1601 FORUM PLACE, SUITE 1110, WEST PALM BEACH, FLORIDA              33401
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        (Address of principal executive office)                    (Zip Code)


       Registrant's telephone number, including area code: (561) 688-0400
                                                           --------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                            ABLE TELCOM HOLDING CORP.

                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5.           OTHER EVENTS

(a)      RELATED-PARTY TRANSACTION

         In November 1997, a subsidiary of Able Telcom Holding Corp. (the "Company") assumed the obligations of Ten-Ray Utility Construction, Inc. ("Ten-Ray"), a North Carolina corporation, as contractor under two network construction contracts and paid the costs Ten-Ray had accrued under the contracts of approximately $131,000. On January 30, 1998, the Company purchased from Ten-Ray certain construction equipment used in connection with the contracts. The purchase price for the equipment was the satisfaction of Ten-Ray's bank loans secured by the equipment in the amount of $330,188, including principal and interest, which in the opinion of the executives of the subsidiary was not more than the fair market value of the equipment. Billy V. Ray, Jr., then the Company's Chief Financial Officer, beneficially owned approximately 7.7% of the voting stock of Ten-Ray and had personally guaranteed the equipment loans to the bank.

(b)      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons owning more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based on its review of the copies of such reports received by it, and in addition to the delinquent filings reported in Amendment No. 1 to the Company's Proxy Statement, as filed with the Commission on March 20, 1998 (File No. 0-21986), Billy V. Ray, Jr. failed to file a Form 3 Statement of Initial Beneficial Ownership after becoming Chief Financial Officer of the Company on June 12, 1997. Mr. Ray is no longer an officer of the Company.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ABLE TELCOM HOLDING CORP.


Date: 5/27/98                          By: /s/ Frazier L. Gaines
                                           -------------------------------------
                                           Frazier L. Gaines
                                           President and Chief Executive Officer



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